    As filed with the Securities and Exchange Commission on November 24, 1999

                                                           File No. 333-________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                                    PNV INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                           65-0612435
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

                             11711 N.W. 39TH STREET
                          CORAL SPRINGS, FLORIDA 33065
                                 (954) 745-7800
     (Address, Including Zip Code and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                      PARK `N VIEW, INC. STOCK OPTION PLAN
                            (Full Title of the Plan)

                     ROBERT P. MAY, CHIEF EXECUTIVE OFFICER
                             11711 N.W. 39TH STREET
                          CORAL SPRINGS, FLORIDA 33065
                                 (954) 745-7800
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                             ELIZABETH G. WREN, ESQ.
                             KILPATRICK STOCKTON LLP
                           3500 ONE FIRST UNION CENTER
                         CHARLOTTE, NORTH CAROLINA 28202
                                 (704) 338-5123

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM           PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE          OFFERING PRICE                AGGREGATE               AMOUNT OF
         TO BE REGISTERED              REGISTERED (1)            PER SHARE               OFFERING PRICE          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value per
share, issuable upon the exercise
of outstanding options............    1,978,343 shares           $ 4.34 (2)               $ 8,586,009 (2)              $2,387
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per
share, issuable upon the exercise
of options available for future
grants............................      192,991 shares           $17.00 (3)               $ 3,280,847 (3)              $  913
---------------------------------------------------------------------------------------------------------------------------------
   Total..........................    2,171,334 shares                                    $11,866,856                  $3,300
---------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The price of $4.34 per share represents the weighted average exercise price of outstanding options under the Plan being registered.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $17.00, the Price to Public set forth on the cover page of the Company's Prospectus dated November 23, 1999 relating to its initial public offering.


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, as filed by PNV Inc. (the "Registrant") with the Commission are incorporated by reference in this Registration Statement and made a part hereof:

                  (a) The Registrant's Prospectus filed on November 24, 1999 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

                  (b) Not applicable; and

                  (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on November 16, 1999 pursuant to Section 12(g) of the 1934 Act.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of common stock offered hereby will be passed upon by Kilpatrick Stockton LLP. James M. O'Connell, a partner in the law firm of Kilpatrick Stockton LLP, is a general partner of Nelgo Investments, a general partnership that owns 270,810 shares of the Registrant's common stock. Mr. O'Connell owns 17.0% of Nelgo Investments.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's amended and restated certificate of incorporation provides that the liability of a director will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law. Under the Delaware General Corporation Law, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the amended and restated certificate of incorporation and, in appropriate circumstances, equitable remedies such as


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injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the Delaware General Corporation Law for:

     -    breach of the director's duty of loyalty to the Registrant;

     - acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct, or knowing violations of law;

     -    actions leading to improper personal benefit to the director; and

     - payment of dividends or approval of stock repurchases or redemptions that are prohibited by the Delaware General Corporation Law.

         The provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision will not eliminate or limit the liability of a director.

     - for any breach of the director's duty of loyalty to the corporation or its stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     -    arising under Section 174 of the Delaware General Corporation Law; or

     - for any transaction from which the directors derived an improper personal benefit.

         The Delaware General Corporation Law provides further that the indemnification permitted thereunder will not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Registrant's amended and restated certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law and provides that the Registrant will fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that that person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This indemnification will be against expenses including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding.

         The underwriting agreement, dated November 23, 1999, by and between the Registrant and the underwriters listed therein provides that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

         The Registrant has obtained liability insurance covering its executive officers and directors against claims arising from certain acts or decisions by them in their capacities as officers and directors of the company, subject to certain exclusions and deductible and maximum amounts, which may extend to, among other things, liabilities arising under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


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

ITEM 8.  EXHIBITS.

     Exhibit No.   Description
     -----------   -----------
         4         Specimen Stock Certificate*
         5         Opinion of Kilpatrick Stockton LLP
        23.1       Consent of Deloitte & Touche LLP
        23.2       Consent of Kilpatrick Stockton LLP (Contained in Exhibit 5)
        24         Power of Attorney (Contained on signature page)
        99         Stock Option Plan*
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*  Incorporated by reference to the Registrant's Registration Statement on Form
   S-1 (Registration Statement No. 333-87343) filed with the Securities and Exchange Commission on September 17, 1999, as amended.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling


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

person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Springs, State of Florida, on this 24th day of November, 1999.

                                    PNV INC.


                                    By:  /s/ Robert P. May
                                         --------------------------------------
                                         Robert P. May, Chief Executive Officer



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of PNV Inc., a Delaware corporation, do hereby constitute and appoint Robert P. May and Stephen L. Conkling, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and in the capacities and on the dates indicated.

NAME                              TITLE                        DATE
----                              -----                        ----

        /s/Robert P. May          Chief Executive Officer      November 24, 1999
--------------------------------  (Principal Executive
         Robert P. May            Officer) and Director

     /s/Stephen L. Conkling       President, Chief Operating   November 24, 1999
--------------------------------  Officer and Chief Financial
      Stephen L. Conkling         Officer (Principal Financial
                                  Officer)

        /s/Ian Williams           Director                     November 19, 1999
--------------------------------
         Ian Williams

      /s/Robert M. Chefitz        Director                     November 24, 1999
--------------------------------
       Robert M. Chefitz

     /s/Thomas P. Hirschfeld      Director                     November 19, 1999
--------------------------------
      Thomas P. Hirschfeld

     /s/Daniel K. O'Connell       Director                     November 19, 1999
--------------------------------
      Daniel K. O'Connell

      /s/William J. Razzouk       Director                     November 24, 1999
--------------------------------
       William J. Razzouk


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

                                  EXHIBIT INDEX


    EXHIBIT NO.    DESCRIPTION
    -----------    -----------

        4          Specimen Stock Certificate*

        5          Opinion of Kilpatrick Stockton LLP

       23.1        Consent of Deloitte & Touche LLP

       23.2        Consent of Kilpatrick Stockton LLP (Contained in Exhibit 5)

       24          Power of Attorney (Contained on signature page)

       99          Stock Option Plan*

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*  Incorporated by reference to the Registrant's Registration Statement on Form
   S-1 (Registration Statement No. 333-87343) filed with the Securities and Exchange Commission on September 17, 1999, as amended.